EXHIBIT 99.1

                           NewMarket Technology Inc.

Contact: Investor Relations
Tel: 404 261 1196
Email: ir@newmarkettechnology.com

Press Release

NewMarket Technology, Inc. and Intercell International Corporation Announce Reorganization Plan to Build $20 Million in Annual Revenue From China for 2006

NewMarket Subsidiary NewMarket China to Execute Share Exchange with Intercell DALLAS--(BUSINESS WIRE) August 7, 2006 - NewMarket Technology, Inc. (OTCBB:NMKT) and Intercell International Corporation (OTCBB:IICPQ) today announced a joint reorganization plan. The agreement and plan of reorganization between the two companies has been structured to support the ongoing development of NewMarket's existing operations in China. NewMarket initiated operations in China early in 2005 and has previously announced $20 million in projected annual revenue from its China operations in 2006. According to the agreement and plan of reorganization, all of the issued and outstanding stock of NewMarket's subsidiary, NewMarket China, will be exchanged for one hundred percent of a preferred stock to be issued by Intercell International. The preferred stock will include shareholder voting rights that represent a majority of the overall Intercell shareholder voting rights. As a result of the agreement and plan of reorganization, NewMarket China will become a wholly owned subsidiary of Intercell and NewMarket Technology will in turn become the controlling shareholder of Intercell. Intercell has had limited operations over the past twelve months. Prior to that period of time Intercell, through a subsidiary, had unsuccessfully attempted to build a business in the wireless industry. Intercell had filed for protection under Chapter 11 of the U.S. Bankruptcy Code as a first step to reorganize the Company and subsequently pursue a new business strategy. In April 2006, the bankruptcy proceedings were dismissed. The Intercell and NewMarket China financial statements will be filed in a SEC Form 8K disclosure promptly following the final execution and closing of all terms in the agreement and plan of reorganization.

About NewMarket Technology Inc. (www.newmarkettechnology.com)
NewMarket has combined a traditional systems integration and support services capacity with a specialized asset-based approach to assisting its clients with the delicate balance between maintaining legacy systems and gaining a competitive edge from the latest technology innovations. NewMarket provides certified integration and maintenance services to support the prevailing industry standard solutions. Concurrently, NewMarket continuously seeks to acquire undiscovered emerging technology assets to incorporate into an overall product portfolio carefully packaged to complement the prevailing industry standard solutions. NewMarket ranked Number 13 on the 2005 Deloitte Technology Fast 500, a ranking of the 500 fastest growing technology companies in North America. The Company has achieved three years of rapid, profitable growth from $2.3 million in revenue in 2003 to over $50 million in 2005.

"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause NewMarket's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.

Contact:
     NewMarket Technology, Inc.
     Rick Lutz, Investor Relations, 404-261-1196 ir@newmarkettechnology.com www.newmarkettechnology.com